                                                                    EXHIBIT 12.1

                           JACOR COMMUNICATIONS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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
                                                                                                             NINE MONTHS
                                                                    YEAR ENDED DECEMBER 31,                     ENDED
                                                     -----------------------------------------------------  SEPTEMBER 30,
                                                       1992       1993       1994       1995       1996         1997
                                                     ---------  ---------  ---------  ---------  ---------  -------------
EARNINGS:
  Income (loss) before income taxes and
    extraordinary loss.............................  $ (23,701) $   4,138  $  14,165  $  18,265  $  15,371    $   8,544
  Fixed charges....................................     15,578      4,768      2,860      3,853     34,799       63,492
                                                     ---------  ---------  ---------  ---------  ---------  -------------
      Total........................................  $  (8,123) $   8,906  $  17,025  $  22,118  $  50,170    $  72,036
                                                     ---------  ---------  ---------  ---------  ---------  -------------
                                                     ---------  ---------  ---------  ---------  ---------  -------------
FIXED CHARGES:
  Interest expense.................................  $  13,701  $   2,735  $     534  $   1,444  $  31,148    $  58,518
  Amortization of debt expense.....................        449        238        324        326      1,096        1,563
  Portion of rent expense deemed to be interest....      1,428      1,795      2,002      2,083      2,555        3,411
                                                     ---------  ---------  ---------  ---------  ---------  -------------
      Total........................................  $  15,578  $   4,768  $   2,860  $   3,853  $  34,799    $  63,492
                                                     ---------  ---------  ---------  ---------  ---------  -------------
                                                     ---------  ---------  ---------  ---------  ---------  -------------
Ratio of earnings to fixed charges.................     N/A           1.9        6.0        5.7        1.4          1.1
                                                     ---------  ---------  ---------  ---------  ---------  -------------
                                                     ---------  ---------  ---------  ---------  ---------  -------------
Coverage deficiency................................  $  23,701     N/A        N/A        N/A        N/A          N/A
                                                     ---------  ---------  ---------  ---------  ---------  -------------
                                                     ---------  ---------  ---------  ---------  ---------  -------------
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